                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMAION

          Proxy Statement Pursuant to Section 1-4(A) of the Securities
                   Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                  MONTGOMERY STREET INCOME SECURITIES, INC.

                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:
(4)  Date Filed:

MONTGOMERY STREET
INCOME SECURITIES, INC.

101 CALIFORNIA STREET, SUITE 4100

SAN FRANCISCO, CALIFORNIA 94111
(415) 981-8191

                                   NOTICE OF
                                      2004
                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                               [MONTGOMERY LOGO]

                               MONTGOMERY STREET
                            INCOME SECURITIES, INC.

                                   This page
                                 intentionally
                                  left blank.

                                                                    June 1, 2004

To the Stockholders:

     The Annual Meeting of Stockholders of Montgomery Street Income Securities, Inc. (the "Fund") is to be held at 10:00 a.m. (Pacific time) on Friday, July 16, 2004 at the offices of the Fund, 101 California Street, Suite 4100, San Francisco, California. A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and an envelope -- postage prepaid -- in which to return your proxy card are enclosed.

     At the Annual Meeting, the stockholders will elect the Fund's Directors; consider approval of the continuance of the Management and Investment Advisory Agreement between the Fund and Deutsche Investment Management Americas Inc.; and consider approval of the modification of the Fund's fundamental investment policies regarding securities lending and investments in other investment companies. In addition, the stockholders present will hear a report of the Fund. There will be an opportunity to discuss matters of interest to you as a stockholder.

     The enclosed Proxy Statement provides greater detail about each proposal. THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH PROPOSAL.

     To vote, simply fill out the enclosed proxy card -- be sure to sign and date it -- and return it to us in the enclosed postage-prepaid envelope. Your vote is very important to us. Thank you for your response and for your continued investment with the Fund.

Respectfully,

/s/ James C. Van Horne                  /s/ Richard T. Hale

James C. Van Horne                      Richard T. Hale
Chairman of the Board                   President

                   MONTGOMERY STREET INCOME SECURITIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Montgomery Street Income Securities, Inc.:

     Please take notice that the Annual Meeting of Stockholders (the "Annual Meeting") of Montgomery Street Income Securities, Inc. (the "Fund") has been called to be held at the offices of the Fund, 101 California Street, Suite 4100, San Francisco, California 94111, on Friday, July 16, 2004 at 10:00 a.m. (Pacific time), for the following purposes:

     Item 1 To elect five Directors of the Fund to hold office until the next Annual Meeting or until their respective successors shall have been duly elected and qualified.

     Item 2 To approve the continuance of the Management and Investment Advisory Agreement between the Fund and Deutsche Investment Management Americas Inc.

     Item 3 To approve the modification or elimination of the following fundamental investment policies of the Fund:

              Item 3.1  Securities Lending

              Item 3.2  Investments in Other Investment Companies

     Those present and the appointed proxies will also transact such other business, if any, as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Holders of record of the shares of common stock of the Fund at 5:00 p.m. (Eastern time), on May 14, 2004 are entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     In the event that the necessary quorum to transact business or the vote required to approve any proposal is not obtained at the Annual Meeting, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Annual Meeting to permit, in accordance with applicable law, further solicitation of proxies with respect to that proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote AGAINST any such adjournment those proxies required to be voted against such proposal.

                                             By order of the Board of Directors,

                                             /s/ Maureen E. Kane

June 1, 2004                                 Maureen E. Kane, Secretary

--------------------------------------------------------------------------------
IMPORTANT -- WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD MAY SAVE THE FUND THE NECESSITY OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE ANNUAL MEETING. IF YOU CAN ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.
--------------------------------------------------------------------------------

                   MONTGOMERY STREET INCOME SECURITIES, INC.
                       101 CALIFORNIA STREET, SUITE 4100
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 981-8191

                                PROXY STATEMENT

RECORD DATE: May 14, 2004                             MAILING DATE: June 1, 2004

INTRODUCTION

     The Board of Directors of Montgomery Street Income Securities, Inc. (the "Fund") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Fund, 101 California Street, Suite 4100, San Francisco, California 94111, on Friday, July 16, 2004 at 10:00 a.m. (Pacific time). The Board of Directors is also soliciting proxies for use at any adjournment or postponement of the Annual Meeting. This Proxy Statement is furnished in connection with this solicitation.

     The Fund may solicit proxies by mail, telephone, telegram, and personal interview. Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004, has been engaged to assist in the solicitation of proxies for the Fund, at an estimated cost of $8,000, plus expenses. The Fund will pay the cost of soliciting proxies. In addition, the Fund may request personnel of Deutsche Investment Management Americas Inc. (the "Investment Manager") to assist in the solicitation of proxies for no separate compensation. It is anticipated that the Fund will request brokers, custodians, nominees, and fiduciaries who are record owners of stock to forward proxy materials to their principals and obtain authorization for the execution of proxies. Upon request, the Fund will reimburse the brokers, custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

     You may revoke the enclosed proxy at any time insofar as it has not yet been exercised by the appointed proxies. You may do so by:

     - written notice to the Fund, c/o Scudder Investments Service Company, P.O. Box 219066, Kansas City, MO 64121-9066, Attn: Manager, Proxy Department;

     - written notice to the Fund at the address set forth under the above letterhead;

     - giving a later proxy; or

     - attending the Annual Meeting and voting your shares in person.

     In order to hold the Annual Meeting, a majority of the shares entitled to be voted must have been received by proxy or be present at the Annual Meeting. Proxies that are returned marked to abstain from or withhold voting, as well as proxies returned by brokers or others who have not received voting instructions on some matters and do not have discretion to vote for their clients on those matters ("broker non-votes"), will be counted towards this majority of shares.

     Stockholders will vote separately on Proposal 1, Proposal 2 and Proposals
3.1 and 3.2. On Proposal 1, abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the result of the vote. On Proposals 2, 3.1 and 3.2, abstentions will have the effect of a "no" vote. If Proposal 2, 3.1 or 3.2 is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of the Fund, broker non-votes will have the effect of a "no" vote. If Proposal 2, 3.1 or 3.2 is determined on the basis of obtaining the affirmative vote of 67% of the voting securities of the Fund present at the Annual Meeting, broker non-votes will be counted in determining the voting securities "present," but will not constitute "yes" or "no" votes. Broker non-votes are likely to be relevant to the Annual Meeting because the Fund has been advised by the New York Stock Exchange that Proposals
3.1 and 3.2 are not considered to be routine matters as to which brokers would have discretion to vote for their clients. Accordingly, stockholders are urged to forward their voting instructions promptly.

     In the event that the necessary quorum to transact business or the vote required to approve any proposal is not obtained at the Annual Meeting, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Annual Meeting to permit, in accordance with applicable law, further solicitation of proxies with respect to that proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote AGAINST any such adjournment those proxies required to be voted against such proposal.

     The record date for determination of stockholders entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements thereof, was May 14, 2004 at 5:00 p.m., Eastern time (the "Record Date").

     As of the Record Date, there were issued and outstanding 10,381,076 shares of common stock of the Fund, constituting all of the Fund's then outstanding securities. Each share of common stock is entitled to one vote. The following table sets forth, for each Director, the chief executive officer of the Fund and the Directors and executive officers as a group, as of May 14, 2004, the amount of shares beneficially owned in the

Fund, the dollar range of securities owned in the Fund, and the aggregate dollar range of all shareholdings in all funds advised by the Investment Manager and holding themselves out as related for purposes of investment and investor services ("Family of Investment Companies"). Each Director's and the chief executive officer's individual beneficial shareholdings in the Fund constituted less than 1% of the outstanding shares of the Fund, and, as a group, the Directors and executive officers owned beneficially less than 1% of the outstanding shares of the Fund.

                                                                            AGGREGATE DOLLAR
                                                                             RANGE OF EQUITY
                                           AMOUNT OF                        SECURITIES IN ALL
                                             SHARES                          FUNDS OVERSEEN
                                          BENEFICIALLY    DOLLAR RANGE OF     IN FAMILY OF
                                            OWNED IN     EQUITY SECURITIES     INVESTMENT
                              POSITION      THE FUND      IN THE FUND(1)      COMPANIES(4)
                              --------    ------------   -----------------  -----------------
INDEPENDENT DIRECTORS

James C. Van Horne          Chairman and      2,500      $10,000 - $50,000  $10,000 - $50,000
                            Director
Richard J. Bradshaw(2)      Director          6,475        Over $100,000      Over $100,000
Maryellie K. Johnson        Director         11,360        Over $100,000      Over $100,000
Wendell G. Van Auken        Director         19,782        Over $100,000      Over $100,000

INTERESTED DIRECTOR(3)

John T. Packard             Director            500        $1 - $10,000       $1 - $10,000

CHIEF EXECUTIVE OFFICER

Richard T. Hale             President         1,000      $10,000 - $50,000    Over $100,000

All Directors and
  Executive Officers as a
  Group(4)
                                             41,617        Over $100,000      Over $100,000

---------------------

(1) The information as to beneficial ownership is based on statements furnished to the Fund by each Director and officer. Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(2) Sole voting and investment power over the shares reported.

(3) Mr. Packard may be considered an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), by reason of his past relationships with the Fund and the Investment Manager.

(4) The total for the group included 39,512 shares held with sole voting and investment power and 2,105 shares held with shared voting and investment power.

     To the Fund's knowledge, as of May 14, 2004, no person owned beneficially more than 5% of the Fund's outstanding shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Section 30(h) of the 1940 Act, as applied to a closed-end fund, require a fund's officers and directors, investment manager, affiliated persons of the investment manager, and persons who beneficially own more than ten percent of a registered class of the fund's outstanding securities ("reporting persons"), to file reports of ownership of the fund's securities and changes in such ownership with the Securities and Exchange Commission (the "SEC") and any exchange on which the fund's securities are traded. Such persons are required by SEC regulations to furnish the fund with copies of all such reports.

     Based on a review of reports filed by the Fund's reporting persons, and written representations by the reporting persons that no year-end reports were required for such persons, all filings required by Section 16(a) of the 1934 Act for the fiscal year ended December 31, 2003, were timely.

     THE FUND PROVIDES PERIODIC REPORTS TO ALL STOCKHOLDERS WHICH HIGHLIGHT RELEVANT INFORMATION, INCLUDING INVESTMENT RESULTS AND A REVIEW OF PORTFOLIO STRATEGY. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, WITHOUT CHARGE, BY CALLING 1-800-349-4281 OR 1-800-294-4366 OR WRITING THE FUND AT 101 CALIFORNIA STREET, SUITE 4100, SAN FRANCISCO, CA 94111.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, stockholders will be asked to elect five individuals to constitute the Board of Directors of the Fund. Each Director so elected will hold office until the next annual meeting or until the election and qualification of a successor. The five individuals listed below under "Information Concerning Nominees" were nominated for election as Directors of the Fund by the Fund's present Board of Directors. The five nominees are currently Directors of the Fund and each was elected to serve as a Director at the 2003 Annual Meeting of Stockholders.

     The persons named as proxies on the enclosed proxy card intend to vote for all of the nominees named below, unless authority to vote for any or all of the nominees is withheld. In the unanticipated event that any nominee for Director cannot be a candidate at the Annual Meeting, the appointed proxies will vote their proxy in favor of the remainder of the nominees and, in addition, in favor of such substitute nominee(s) (if any) as the Board of Directors shall designate. Alternatively, the proxies may vote in favor of a resolution reducing the number of Directors to be elected at the Annual Meeting.

INFORMATION CONCERNING NOMINEES

     Each of the nominees is listed below. The address of each nominee is c/o Montgomery Street Income Securities, Inc., 101 California Street, Suite 4100, San Francisco, California 94111. Each nominee has consented to be nominated and to serve if elected.

                            PRINCIPAL OCCUPATION OR EMPLOYMENT         YEAR FIRST
                         DURING PAST FIVE YEARS AND DIRECTORSHIPS       BECAME A
NOMINEE (AGE)                   IN PUBLICLY HELD COMPANIES              DIRECTOR
--------------------  -----------------------------------------------  ----------
                                   INDEPENDENT DIRECTORS
                                   ---------------------

RICHARD J. BRADSHAW   Mr. Bradshaw is the Executive Director of           1991
(55)                  Cooley Godward LLP (law firm).

MARYELLIE K. JOHNSON  Ms. Johnson is a private investor. From 1989 to     1989
(68)                  1998, she was a Director of London and Overseas
                      Freighters, Ltd. (oil tanker operator).

WENDELL G. VAN AUKEN  Mr. Van Auken is a General Partner of several       1994
(59)                  venture capital funds affiliated with Mayfield
                      Fund. He also serves as a Director of Advent
                      Software (portfolio software company).

JAMES C. VAN HORNE    Dr. Van Horne is the A.P. Giannini Professor of     1985
(68)                  Finance, Graduate School of Business, Stanford
                      University. He also serves as a Director of
                      Suntron Corp. (electronic manufacturing
                      services) and Bailard, Biehl & Kaiser
                      Opportunity Fund Group, Inc. (registered
                      investment company).

                                    INTERESTED DIRECTOR
                                    -------------------

JOHN T. PACKARD       Mr. Packard has been a Managing Director of         2001
(70)                  Weiss, Peck & Greer Investments (investment
                      adviser and broker-dealer) since January 2002
                      and was an Advisory Managing Director of the
                      same firm from February 2000 to January 2002.
                      From 1985 to 1998, he was a Managing Director,
                      and from 1999 to 2000, he was an Advisory
                      Managing Director, of the Investment Manager,
                      serving as the President of the Fund from 1988
                      to February 2000.

     Mr. Packard may be considered an "interested person" of the Fund as defined in the 1940 Act (an "Interested Person") by reason of his past relationships with the Fund and the Investment Manager. He is referred to as an "Interested Director." Each of the remaining four nominees is not an Interested Person and is referred to as an "Independent Director."

     A majority of the board members of a registered investment company must not be Interested Persons for the company to take advantage of certain exemptive rules under the 1940 Act. If the nominees proposed for election as Directors of the Fund are elected, 80% of the Board of Directors will be composed of Independent Directors. As required, each of the nominees who will be considered an Independent Director, if elected, was selected and nominated solely by the current Independent Directors of the Fund.

     Each nominee serves as a board member of one portfolio in the complex of funds that hold themselves out as related companies for purposes of investment or investor services or are managed by the Investment Manager or its affiliated persons (the "Fund Complex").

     As of December 31, 2003, none of the nominees beneficially owned securities of the Investment Manager or any person directly or indirectly controlling, controlled by or under common control with the Investment Manager.

BOARD OF DIRECTORS; NOMINATIONS; BOARD AND COMMITTEE MEETINGS

     The primary responsibility of the Board of Directors is to represent the interests of the stockholders of the Fund and to provide oversight of the management of the Fund.

     The Board of Directors does not have a nominating committee or a charter relating to the nomination of Directors. The full Board considers possible candidates to fill vacancies on the Board of Directors, reviews the qualifications of candidates recommended by stockholders and others, and recommends the slate of nominees to be proposed for election by stockholders at the annual meeting. As noted above, individuals who would be considered Independent Directors, if elected, are selected and nominated solely by the Independent Directors of the Fund (currently, Messrs. Bradshaw, Van Auken and Van Horne and Ms. Johnson). In light of the fact that 80% of the Board of Directors is composed of Independent Directors and the remaining Director (Mr. Packard) is not presently affiliated with the Investment Manager, the Board believes that it is appropriate for the full Board to participate in the consideration of Director candidates. Stockholders wishing to recommend any Director candidate should submit in writing a brief description of the candidate's business experience and other information relevant to the candidate's qualifications to serve as a Director. Submissions should be addressed to the Chairman of the Board of Directors, Montgomery Street Income Securities, Inc., 101 California Street, Suite 4100, San Francisco, CA 94111. In order to be considered at the 2005 annual meeting, submission should be made by January 24, 2005.

     The Board of Directors has an Executive Committee, a Valuation Committee and an Audit Committee. In 2003, the Board of Directors held five meetings, the Audit Committee held four meetings, and the Valuation Committee held one meeting. The Executive Committee did not meet in 2003. Each Director attended at least 75% of the total number of meetings of the Board of Directors and of all Committees of the Board on which he or she served in 2003.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board of Directors provides a process for stockholders to send communications to the Board. Correspondence should be sent by U.S. mail or courier service to the Chairman of the Board of Directors, Montgomery Street Income Securities, Inc., 101 California Street, Suite 4100, San Francisco, CA 94111. It is the general policy of the Fund that the Directors should be represented at the Annual Meeting. All of the Directors attended the last Annual Meeting, which was held on July 10, 2003.

EXECUTIVE COMMITTEE

     The Executive Committee is authorized to exercise all powers of the Board of Directors permitted to be exercised under the Maryland General Corporation Law. The Committee is composed of two Independent Directors (Messrs. Van Horne and Bradshaw).

VALUATION COMMITTEE

     The Valuation Committee reviews Valuation Procedures adopted by the Board of Directors, determines the fair value of the portfolio assets of the Fund as needed in accordance with the Valuation Procedures and performs such other tasks as the full Board of Directors deems necessary. The Committee is composed of three Independent Directors (Ms. Johnson and Messrs. Van Auken and Van Horne).

AUDIT COMMITTEE

     The Audit Committee oversees the accounting and financial reporting policies and practices of the Fund, its internal controls over financial reporting and, as the Audit Committee deems appropriate, the internal controls of certain service providers to the Fund. The Audit Committee also oversees the quality, objectivity and integrity of the Fund's financial statements and the independent audit thereof, exercises direct responsibility for the appointment, compensation, retention and oversight of the work performed by the independent auditors, reviews the independent auditors' qualifications and independence, and acts as a liaison between the Fund's independent auditors and the full Board of Directors.

     The Audit Committee is composed of three Independent Directors (Messrs. Van Auken and Bradshaw and Ms. Johnson). Each Committee member meets the independence requirements of the New York Stock Exchange listing standards. The Audit Committee is governed by a written charter adopted by the Board of Directors that sets forth in greater detail the Committee's purposes, duties and powers. A copy of the charter is attached hereto as Exhibit A.

AUDIT COMMITTEE REPORT

     At a special meeting of the Audit Committee held on February 25, 2004, the Committee reviewed the Fund's audited financial statements and discussed the financial statements with the Investment Manager and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee discussed with the independent auditors the auditors' independence from management and reviewed the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on those reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Fund's annual report to stockholders for the 2003 fiscal year.

                                                 The Audit Committee:
                                                   Wendell G. Van Auken, Chair
                                                   Richard J. Bradshaw
                                                   Maryellie K. Johnson

INDEPENDENT AUDITORS

     At a meeting held on April 16, 2004, the Independent Directors and the full Board of Directors, voting separately, unanimously selected Ernst & Young LLP ("E&Y") as the Fund's independent auditors, for the fiscal year ending December 31, 2004, to examine the Fund's books and accounts and to certify the Fund's financial statements. The Fund's financial statements for the fiscal years ended December 31, 2002 and 2003 were audited by E&Y. The following table shows fees billed by E&Y during the 2002 and 2003 fiscal years: (i) for audit, audit-related, tax and other services provided to the Fund, and (ii) for audit, audit-related, tax and other services provided to the Investment Manager and entities controlling, controlled by, or under common control with the Investment Manager that provide ongoing services to the Fund (the "Advisor Entities").

                                        AUDIT RELATED
                                           FEES(2)          TAX FEES(3)      ALL OTHER FEES(4)(5)
                       AUDIT FEES(1)   ---------------   -----------------   ---------------------
                       -------------          ADVISOR             ADVISOR               ADVISOR
FISCAL YEAR ENDED          FUND        FUND   ENTITIES    FUND    ENTITIES    FUND      ENTITIES
-----------------      -------------   ----   --------   ------   --------   ------   ------------
December 31, 2003         $46,800       $0    $112,900   $7,500      $0        $0      $3,742,000
December 31, 2002         $59,459       $0    $212,800   $8,250      $0        $0      $  963,492

---------------------
(1) "Audit Fees" are the aggregate fees billed for professional services rendered for the audit of the Fund's annual financial statements and services provided in connection with statutory and regulatory filings or engagements.

(2) "Audit Related Fees" are the aggregate fees billed for services in connection with the assessment of internal controls and additional related procedures that are reasonably related to the performance of the audit or review of financial statements and are not reported under "Audit Fees."

(3) "Tax Fees" are the aggregate fees billed for professional services for tax advice, tax compliance and tax planning.

(4) "All Other Fees" are the aggregate fees billed for products and services other than "Audit Fees," "Audit Related Fees" and "Tax Fees," and include fees for services in connection with risk management and process improvement initiatives for the Investment Manager and other related entities that provide support for the operations of the Fund.

(5) In addition to the amounts shown in the table, E&Y received an aggregate amount of $3,532,290 in the 2003 fiscal year and $3,318,645 in the 2002 fiscal year for all services performed on behalf of other funds advised by the Investment Manager.

     Audit Committee Pre-Approval Procedures. The Audit Committee has adopted procedures for the pre-approval by the Audit Committee of (i) the engagement of the Fund's independent auditors to provide audit and non-audit services to the Fund and (ii) the engagement of the Fund's independent auditors to provide non-audit services to the Investment Manager or the Advisor Entities that relate directly to the Fund's operations and financial reporting. If time does not permit, the Chairman of the Audit Committee is authorized to pre-approve the engagement of the independent auditors on behalf of the

Audit Committee. The independent auditors and the Investment Manager are required to report on the initiation of any such engagement at the next regular Audit Committee meeting.

     All Non-Audit Fees. The aggregate non-audit fees billed by E&Y for services rendered to the Fund, the Investment Manager and the Advisor Entities during the 2002 and 2003 fiscal years were $971,742 and $3,749,500, respectively. The Audit Committee considered whether E&Y's provision of non-audit services to the Investment Manager and the Advisor Entities that were not pre-approved by the Audit Committee was compatible with maintaining E&Y's independence.

     Representatives of E&Y are not expected to be present at the Annual Meeting, but will be available by telephone to respond to appropriate questions posed by stockholders or management and to make a statement if they desire to do so.

OFFICERS OF THE FUND

     The following table sets forth certain information concerning each officer of the Fund. The address of each officer is c/o Montgomery Street Income Securities, Inc., 101 California Street, Suite 4100, San Francisco, CA 94111.

                               PRESENT OFFICE WITH THE FUND;
                                  PRINCIPAL OCCUPATION OR         YEAR FIRST BECAME
       NAME (AGE)                      EMPLOYMENT(1)                AN OFFICER(2)
       ----------                      -------------                -------------
Richard T. Hale(3)(58)     President and Chief Executive Officer        2002
                           (until June 18, 2004); Managing
                           Director, Deutsche Investment
                           Management Americas Inc. (2003 to
                           present), Deutsche Bank Securities
                           Inc. (formerly Deutsche Banc Alex.
                           Brown Inc.) and Deutsche Asset
                           Management, Inc. (1999 to present);
                           Director and President, Investment
                           Company Capital Corp. (registered
                           investment advisor) (since 1996);
                           Director, Deutsche Global Funds, Ltd.
                           (since 2000) and Scudder Global
                           Opportunities Funds SICAV (since
                           2003); Director/Officer Deutsche/
                           Scudder Mutual Funds (various dates)
                           (registered investment companies);
                           formerly, Director, ISI Family of
                           Funds (registered investment
                           companies) (1992-1999).

                               PRESENT OFFICE WITH THE FUND;
                                  PRINCIPAL OCCUPATION OR         YEAR FIRST BECAME
       NAME (AGE)                      EMPLOYMENT(1)                AN OFFICER(2)
       ----------                      -------------                -------------

Julian F. Sluyters(4)(43)  President and Chief Executive Officer        2004
                           (as of June 18, 2004); Managing
                           Director, Deutsche Asset
                           Management(5) (May 2004 to present);
                           Director/Officer Scudder Mutual Funds
                           (May 2004 to present) (registered
                           investment companies); President and
                           Chief Executive Officer, UBS Fund
                           Services (2001-2003); Chief
                           Administrative Officer (1998-2001)
                           and Senior Vice President and
                           Director of Mutual Fund Operations
                           (1991 to 1998), UBS Global Asset
                           Management.

Gary W. Bartlett (44)      Vice President; Managing Director,           2002
                           Deutsche Asset Management.

Andrew P. Cestone (34)     Vice President; Managing Director,           2003
                           Deutsche Asset Management.

Maureen E. Kane (42)       Vice President and Secretary; Vice           1999
                           President, Deutsche Asset Management.

Charles A. Rizzo (46)      Treasurer and Chief Financial                2003
                           Officer; Managing Director (2000 to
                           present); Vice President and
                           Department Head, BT Alex. Brown
                           Incorporated (now Deutsche Bank
                           Securities Inc.) (1998-1999).

---------------------

(1) Unless otherwise stated, all officers have been associated with the Investment Manager for more than five years, although not necessarily in the same capacity. All officers (except Ms. Kane) are also officers or directors of other funds advised by the Investment Manager. All officers (except Mr. Hale and Mr. Sluyters) own securities of Deutsche Bank AG, the ultimate parent of the Investment Manager.

(2) All officers are appointed annually by, and serve at the discretion of, the Board of Directors.

(3) Mr. Hale will be retiring from the Investment Manager on June 18, 2004 and, accordingly, he will resign as President and Chief Executive Officer of the Fund effective as of that date.

(4) Mr. Sluyters has been appointed as President and Chief Executive Officer of the Fund effective as of June 18, 2004, succeeding Mr. Hale.

(5) Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management Americas Inc. and Scudder Trust Company.

REMUNERATION OF DIRECTORS AND OFFICERS

     Each Director receives remuneration from the Fund for his or her services. The Fund does not compensate its officers or employees, since the Investment Manager makes these individuals available to the Fund to serve without compensation from the Fund. For the fiscal year ended December 31, 2003, the Directors' remuneration consisted of a quarterly retainer of $2,000 (except for the Chairman of the Board, whose quarterly retainer was $6,000) and a fee of $500 for each Board meeting attended and $250 for each committee meeting attended, plus any related expenses. Effective January 1, 2004, the quarterly retainers were increased to $7,000 for the Chairman of the Board, $4,000 for the Chairman of the Audit Committee, and $3,000 for each of the other Directors, and the meeting fees were increased to $750 for each Board meeting attended and $500 for each committee meeting attended. For the fiscal year ended December 31, 2003, total compensation (including reimbursement of expenses) for all Directors as a group was $74,435.

     The Compensation Table below provides the following data:

     Column (1) Each Director who received compensation from the Fund.

     Column (2) Aggregate compensation received by a Director from the Fund.

     Column (3) Total compensation received by a Director from the Fund and Fund Complex. No member of the Board serves as a Director for any other fund in the Fund Complex nor does any Director receive any pension or retirement benefits from the Fund.

                               COMPENSATION TABLE
                  for the fiscal year ended December 31, 2003

  ----------------------------------------------------------
           (1)                 (2)               (3)
  ----------------------------------------------------------
                                          TOTAL COMPENSATION
                            AGGREGATE         FROM FUND
     NAME OF PERSON,      COMPENSATION     AND FUND COMPLEX
        POSITION            FROM FUND      PAID TO DIRECTOR
  ----------------------------------------------------------
  INDEPENDENT DIRECTORS
  ----------------------------------------------------------

  Richard J. Bradshaw        $11,000           $11,000
  Director

  Maryellie K. Johnson       $10,250           $10,250
  Director

  Wendell G. Van Auken       $11,250           $11,250
  Director

  James C. Van Horne         $26,500           $26,500
  Chairman

  ----------------------------------------------------------
  INTERESTED DIRECTOR
  ----------------------------------------------------------

  John T. Packard            $10,500           $10,500
  Director
  ----------------------------------------------------------

BOARD RECOMMENDATION AND REQUIRED VOTE

     Election of the nominees for Director requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2 -- APPROVAL OF THE CONTINUANCE OF THE MANAGEMENT AND INVESTMENT
              ADVISORY AGREEMENT FOR THE FUND WITH DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

     Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York, acts as manager for and investment adviser to the Fund pursuant to a Management and Investment Advisory Agreement dated August 15, 2002 (the "Agreement"). The

Agreement was first approved by a vote of the stockholders on August 15, 2002, in connection with the acquisition of the Fund's former investment manager by Deutsche Bank AG on April 5, 2002 (the "Transaction"). A copy of the Agreement is attached hereto as Exhibit B.

     The Agreement was last approved by the Board of Directors on April 16, 2004. The Agreement continues in effect until July 31 of each year, provided its continuance is specifically approved at least annually by the vote of a majority of the Directors who are not parties to the Agreement or Interested Persons of the Fund or the Investment Manager cast in person at a meeting called for the purpose of voting on such approval, and by the vote of either the Board of Directors or a majority of the Fund's outstanding voting securities. The Agreement may be terminated on 60 days' written notice, without penalty, by a majority vote of the Board of Directors, by the vote of a majority of the Fund's outstanding voting securities, or by the Investment Manager, and automatically terminates in the event of its assignment.

SERVICES PROVIDED

     The Agreement requires the Investment Manager to provide management and investment advisory services to the Fund. It requires the Investment Manager to provide statistical and research facilities and services, to supervise the composition of the Fund's portfolio, to determine the nature and timing of changes therein and the manner of effectuating such changes and to cause the purchase and sale of portfolio securities, subject to overall supervision by the Board of Directors. In addition to providing management and investment advisory services, the Investment Manager pays for office space, all necessary office facilities, basic business equipment, supplies, utilities, property casualty insurance, telephone services and the costs of keeping the Fund's general accounts and records. The Agreement requires the Investment Manager to arrange, if desired by the Board of Directors, for officers or employees of the Investment Manager to serve, with or without compensation from the Fund, as Directors, officers or employees of the Fund.

     The Agreement provides that, with the prior approval of the Board of Directors, including a majority of the Independent Directors, and to the extent permissible by law, the Investment Manager may appoint certain of its affiliates as sub-advisers to perform certain of the Investment Manager's duties. If such an appointment were made, the Investment Manager would be authorized to adjust the duties to be performed, the amount of assets to be managed and the fees to be paid to any such sub-advisers. Any such appointment would not result in an increase in the fee rate paid by the Fund; fees incurred by any such sub-adviser would be paid by the Investment Manager.

     The Agreement provides that the Investment Manager will not be liable or responsible for any acts or omissions of any predecessor manager and neither the Investment Manager nor any director, officer, agent or employee of the Investment Manager will be liable or responsible to the Fund or its stockholders except for willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties. The Agreement also provides that the Fund will hold the Investment Manager harmless from judgments, but not expenses of defense or settlements, rendered against it resulting from acts or omissions in the performance of its obligations under the Agreement which are specifically the result of written instructions of the President, any Vice President or of a majority of the Board of Directors. There must, however, have been an express finding that such acts or omissions did not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of the Investment Manager's duties.

FEES AND EXPENSES

     The Agreement provides that the Investment Manager be paid an annual fee, payable monthly, equal to 0.50 of 1% of the value of the net assets of the Fund up to and including $100 million; 0.45 of 1% of the value of the net assets of the Fund over $100 million and up to and including $150 million; 0.40 of 1% of the value of the net assets of the Fund over $150 million and up to and including $200 million; and 0.35 of 1% of the value of the net assets of the Fund over $200 million. For purposes of computing the monthly fee, the value of net assets of the Fund is determined as of the close of business on the last business day of each month. For the fiscal year ended December 31, 2003, the Fund paid the Investment Manager an aggregate fee of $942,258.

     The Agreement provides that the Fund bear all expenses incurred in the operation of the Fund, except those that the Investment Manager expressly assumes in the Agreement. Such expenses borne by the Fund include: (a) all costs and expenses incident to (i) the registration of the Fund under the 1940 Act, or
(ii) any public offering of shares of the Fund, for cash or otherwise, including those costs and expenses relating to the registration of shares under the Securities Act of 1933, as amended (the "Securities Act"), the qualification of shares of the Fund under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Fund and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar or any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of auditors (including the preparation of tax returns);
(d) the charges and expenses of any stock transfer, dividend agent or registrar appointed by the Fund; (e) broker's commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party;
(f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other governmental agencies; (g) the cost and expense of engraving or printing stock certificates representing shares of the Fund; (h) fees involved in registering and maintaining registrations of the Fund and of its shares with the SEC and various states and other jurisdictions; (i) all expenses of stockholders' and Directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semiannual and annual reports to stockholders;
(j) fees and travel expenses of Directors of the Fund who are not directors, officers or employees of the Investment Manager or its "affiliates" (as defined in the 1940 Act) ("Affiliates"); (k) all fees and expenses incident to any dividend or distribution reinvestment program; (l) charges and expenses of outside legal counsel in connection with matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its stockholders, issuance of Fund shares, and registrations and qualifications of securities under Federal, state and other laws; (m) association dues; (n) interest payable on Fund borrowings; (o) fees and expenses incident to the listing of Fund shares on any stock exchange; (p) costs of information obtained from sources other than the Investment Manager or its Affiliates relating to the valuation of portfolio securities; and (q) postage.

EXPENSE LIMITATIONS

     The Agreement provides that if expenses of the Fund (including the advisory fee but excluding interest, taxes, brokerage commissions and extraordinary expenses) in any fiscal year exceed a specified expense limitation, the Investment Manager will pay the excess to the Fund. The specified limitation is 1 1/2% of the first $30 million of the Fund's average net assets plus 1% of the Fund's average net assets in excess of $30 million. The Agreement provides that extraordinary expenses, such as litigation expenses and the cost of issuing new shares, are excluded expenses for purposes of the expense limitations described in this paragraph and the immediately succeeding paragraph and that the Investment Manager will not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such fiscal year.

     The Agreement also provides for a second expense limitation, relating to the Fund's gross income (including gains from the sale of securities without offset or deduction for losses, unpaid interest on debt securities in the Fund's portfolio, and dividends declared but not paid on equity securities in the Fund's portfolio). This limitation provides that if, for any fiscal year, the expenses of the Fund described in the preceding paragraph -- less any amount payable by the Investment Manager to the Fund on account of the first expense limitation -- exceed 25% of the Fund's gross income for the year, the Investment Manager will promptly pay the excess to the Fund; provided, however, that the Investment Manager will not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such year.

     For the fiscal year ended December 31, 2003, the Fund's expenses did not exceed these limitations.

RELATED AGREEMENTS

     Pursuant to a Sub-Administration and Sub-Accounting Agreement dated April 1, 2003 (the "Sub-Administration Agreement"), between the Investment Manager, Scudder Fund Accounting Corporation and State Street Bank and Trust Company ("State Street"), the Investment Manager has delegated certain fund accounting services and certain record keeping and other administrative services to State Street. In accordance with the terms of the Sub-Administration Agreement, State Street is compensated by the Investment Manager, not by the Fund, for providing such services.

     Scudder Investments Service Company ("SISC"), an affiliate of the Investment Manager, serves as the Fund's transfer agent and dividend disbursing agent pursuant to an agreement dated November 17, 2000, as amended (the "Agency Agreement"). The Agency Agreement provides that the Fund pay SISC a minimum annual fee of $16,200 or, if the Fund exceeds the minimum annual fee, an annual account charge of $7.50 per open account and $2.50 per closed account. The Fund also pays a transaction fee per certificate processed of $1.50, plus out-of-pocket expenses and fees for special projects. For the fiscal year ended December 31, 2003, the amount charged to the Fund by SISC aggregated $36,304, of which $14,489 was unpaid as of December 31, 2003. It is expected that SISC will continue to provide these services after the Agreement is approved.

     Pursuant to an Agency Agreement dated January 15, 2003 (the "Agency Agreement") between SISC and DST Systems, Inc. ("DST"), SISC has appointed DST to serve as the Fund's Sub-Transfer Agent and Sub-Dividend Disbursing Agent. In accordance with the terms of the Agency Agreement, DST is compensated by SISC, not by the Fund, for providing such services.

INVESTMENT MANAGER

     The Investment Manager is one of the largest and most experienced investment management firms in the United States. As of December 31, 2003, the firm had more than $174 billion in assets under management. The principal source of the Investment Manager's income is professional fees received from providing continuing investment advice. The Investment Manager provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

     The Investment Manager is a Delaware corporation. William N. Shiebler is the principal executive officer of the Investment Manager. The directors are Mr. Shiebler, Jeffrey S. Wallace and Evelyn B. Tressitt. The principal occupations of the principal executive officer and each director are as follows: Mr. Shiebler is Chief Executive Officer of Deutsche Asset Management Americas; Mr. Wallace is Chief Financial Officer of Deutsche Asset Management Americas; and Ms. Tressitt is Chief Operating Officer of Deutsche Asset Management Americas. The business address of the principal executive officer and each director, as it relates to his or her duties at the Investment Manager, is 345 Park Avenue, New York, New York 10154.

     As of April 30, 2004, 100% of the voting securities of the Investment Manager were held indirectly by Deutsche Bank AG. The Investment Manager is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which, in turn, is a wholly-owned subsidiary of Taunus Corporation. Taunus Corporation is a wholly-owned subsidiary of Deutsche Bank AG.

     Deutsche Bank AG, Taunusalage 12, D-60262, Frankfurt am Main, Federal Republic of Germany, is an international commercial and investment banking group and a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Asset Management is the marketing name for the global asset management services of several affiliated entities that are separately incorporated and registered as investment advisers, including the Investment Manager.

     Exhibit C sets forth the fees and other information regarding investment companies advised by the Investment Manager that have similar investment objectives to those of the Fund.

INVESTMENT AND BROKERAGE DISCRETION

     The Investment Manager places orders for portfolio transactions with issuers and with underwriters or other brokers and dealers. In selecting brokers and dealers with which to place portfolio transactions for the Fund, the Investment Manager seeks to achieve the most favorable net results.

     For the fiscal year ended December 31, 2003, the Fund did not pay any brokerage commissions to an "affiliated broker," as defined in Item 22(a)(1)(ii) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

BOARD RECOMMENDATION AND REQUIRED VOTE

     At a meeting held on April 16, 2004, the Board of Directors, including the Independent Directors, voted to continue the Agreement until July 31, 2005 and to recommend that the stockholders of the Fund approve its continuance at the Annual Meeting. Although approval by stockholders of the continuance of the Agreement is not required by the terms of the Agreement or by applicable law, it has been the Fund's custom to submit this matter to the stockholders at the Annual Meeting. The Fund may discontinue this practice in the future in its discretion.

     In approving the continuance of the Agreement, the Board of Directors, considering the best interests of the stockholders of the Fund, took into account a number of factors. Among such factors were: the terms of the Agreement, including the fees charged and the ability to terminate the Agreement on 60 days' notice; the long-term investment record of the Investment Manager in advising the Fund; the experience and research capabilities of the Investment Manager in fixed-income instruments, including mortgage-related securities, high-yield bonds and private placements; the relatively low expenses and expense ratio of the Fund; the Investment Manager's access to quality service providers at reasonable cost due to the size of its assets under management; the quality of the administrative services to the Fund; the experience of the Investment Manager in administering other open- and closed-end funds; the availability and responsiveness of the Investment Manager and its attention to internal controls and procedures; the extent and quality of information provided to the Board of Directors and stockholders; the financial resources of the Investment Manager and its ability to retain capable personnel; the Investment Manager's financial condition, profitability and assets under management; the provision of transfer agency and related services to the Fund by an affiliate of the Investment Manager; the purchase from time to time of portfolio securities underwritten by affiliates of the Investment Manager; possible indirect benefits to the Investment Manager from serving as the investment manager of the Fund; the results of the Board's review of alternative investment managers in connection with the Transaction; the effects of the Transaction and the related changes to the investment, management and administrative personnel of the Fund and to the investment strategy of the Fund; the outsourcing of the transfer agency and fund accounting services formerly provided to the Fund by the Investment Manager and its affiliates; and the involvement or potential involvement of the Investment Manager in regulatory or other legal proceedings.

     In considering the continuance of the Agreement, the Board of Directors reviewed, among other information, extensive written and oral reports and compilations from the Investment Manager, including comparative data from independent sources as to investment performance, advisory fees and other expenses. The Board of Directors also received a separate written and oral report from Gifford Fong Associates, an independent investment consultant engaged by the Board of Directors specializing in quantitative fixed-income investment analysis.

     Approval of the continuance of the Agreement by stockholders requires the affirmative vote of the holders of a majority of the Fund's outstanding shares. In this context, "majority" means the lesser of two votes: (1) 67% of the Fund's outstanding shares present at the Annual Meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, and (2) more than 50% of all of the Fund's outstanding shares. If continuance of the Agreement is approved at the Annual Meeting, the Agreement will continue until annual review of the question of continuance by the Board or the stockholders in 2005. If continuance is not approved at the Annual Meeting, the Board of Directors will make such arrangements for the management of the Fund, including continuance of the Agreement, as it believes appropriate and in the best interests of the Fund.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE FOR THE CONTINUANCE OF THE AGREEMENT.

PROPOSAL 3 -- APPROVAL OF THE MODIFICATION OR ELIMINATION OF FUNDAMENTAL
              INVESTMENT POLICIES OF THE FUND REGARDING SECURITIES LENDING AND INVESTMENTS IN OTHER INVESTMENT COMPANIES.

     The 1940 Act requires an investment company to adopt investment policies governing certain specified activities, which can be changed only by a stockholder vote. The 1940 Act also permits an investment company to designate other activities which can be changed only by a stockholder vote. Policies that cannot be changed without a stockholder vote are referred to in this Proxy Statement as "fundamental" policies.

     The Investment Manager has proposed that the Fund participate in a securities lending program with other funds for which the Investment Manager acts as adviser. The Fund's current fundamental policies on securities lending and investments in other investment companies effectively preclude the Fund's participation in the program. In order to allow the Fund to participate in the securities lending program, the Investment Manager has proposed that the securities lending policy be modified and the policy on investments in other investment companies be eliminated.

PROPOSAL 3.1 -- MODIFICATION OF THE FUNDAMENTAL POLICY ON LENDING TO ALLOW
                SECURITIES LENDING TO THE EXTENT PERMITTED UNDER THE 1940 ACT, AS AMENDED, AND AS INTERPRETED OR MODIFIED BY REGULATORY AUTHORITY HAVING JURISDICTION, FROM TIME TO TIME.

     The Fund is required under the 1940 Act to adopt a fundamental policy with respect to the making of loans. The Fund's current policy prohibits the Fund from making loans, except that the Fund may (i) purchase debt securities, (ii) lend its portfolio securities in any amount not greater than 10% of its assets, at market value computed at the time of making such a loan, provided that such loans are continuously secured by collateral at least equal to the market value for securities loaned, and (iii) lend funds pursuant to repurchase agreements, initially on a wholly secured basis, provided that the collateral securing such loans falls within one or more of the categories of securities in which the Fund can invest under its investment objectives and policies and provided further that such loans must not, at the time of any such loan, be as a whole more than 20% -- and be as to any one borrower more than 5% -- of the Fund's total assets at market value.

     It is proposed that clause (ii) of the policy regarding lending be modified to allow the Fund to lend its portfolio securities to the extent permitted under the 1940 Act, as it may be amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time. The Fund would continue to be permitted to purchase debt securities and to lend funds pursuant to repurchase agreements, as provided in clauses (i) and (iii) of the current policy.

     If stockholders approve the proposed modification to the current securities lending policy, the Fund would be able to lend its portfolio securities in amounts greater than 10% of its assets, subject to the requirements of the 1940 Act and the rules and interpretations thereunder. Pursuant to an exemptive order granted to the Fund by the SEC in 1977 (the "Fund Order"), the Fund may not make a securities loan if more than 33 1/3% of its total assets (at market value at the time of making the loan) would be on loan. Accordingly, the proposed modification to the Fund's current securities lending policy will effectively increase the securities lending capacity of the Fund from 10% to 33 1/3% of total assets.

     If Proposals 3.1 and 3.2 are approved, the Investment Manager intends to ask the Board to approve the Fund's participation in the Investment Manager's securities lending program and to authorize the Fund to lend its portfolio securities in any amount up to the limit permissible by law. The increase in the Fund's securities lending capacity from 10% to 33 1/3% is being sought to make it cost-effective for the Fund to participate in this securities lending program.

     Under the proposed securities lending program, the Fund may lend its investment securities to approved institutional borrowers who need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failures to deliver securities or completing arbitrage operations. By lending its investment securities, the Fund attempts to increase its net investment income through the receipt of interest or the investment of cash collateral on the loan. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan belongs to the Fund. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers selected by the Fund's delegate after a commercially reasonable review of relevant facts and circumstances, including the creditworthiness of the borrower.

     Pursuant to an exemptive order granted to an affiliate of the Investment Manager by the SEC (the "Investment Manager Order"), cash collateral on the loan received by the Fund may be invested in a money market fund managed by the Investment Manager. The

Investment Manager will receive advisory and other fees for managing the cash collateral invested in the money market fund.

     If stockholders approve the proposed modification to the current securities lending policy, the policy will no longer require that any loans be continuously secured by collateral at least equal to the market value for securities loaned. However, the Fund Order contains a similar requirement. The Fund Order also requires, among other things, that the Fund receive all dividends, interest or other distributions on loaned securities; that the Fund receive a reasonable return on the loan either from a loan fee or premium or from investment of the cash collateral; that the Fund pay no fees except reasonable fees to a custodian or loan broker subject to certain conditions; and that the Fund call the loan in time to vote on any material event affecting the Fund's investment. Since the granting of the Fund Order, the guidelines of the SEC staff on the securities lending activities of funds have evolved. The Fund may elect to follow those guidelines or other rules or interpretations under the 1940 Act in lieu of the Fund Order, even if those guidelines or other rules or interpretations are less restrictive than the Fund Order.

PROPOSAL 3.2 -- ELIMINATION OF THE FUNDAMENTAL POLICY PROHIBITING INVESTMENTS IN
                OTHER INVESTMENT COMPANIES.

     The Fund's current policy prohibits the Fund from purchasing the securities of any other investment company, except in connection with a merger, consolidation, acquisition of assets or other reorganization approved by the Fund's stockholders. At the time it was adopted, the current policy was required by the securities laws of various states. Since that time, federal law has pre-empted the authority of the states to impose additional requirements on investment companies. As a result, the current policy is no longer necessary to comply with state law.

     It is proposed that the current policy be eliminated. If stockholders approve the elimination of the current policy, the Fund would be authorized to invest in other investment companies to the extent permitted by the 1940 Act and the rules and interpretations thereunder. Under the 1940 Act, the Fund normally may not hold more than 3% of the outstanding voting stock of another investment company and may not invest more than 5% of its total assets in any one investment company or more than 10% of its total assets in other investment companies as a group. In addition, the Fund, together with other investment companies advised by the Investment Manager, normally may not hold more than 10% of the outstanding voting stock of any closed-end investment company. The 1940 Act also prohibits the Fund from making loans to persons who control or are under common control with the Fund.

     As noted above, if Proposals 3.1 and 3.2 are approved, the Investment Manager intends to ask the Board to approve the Fund's participation in a securities lending program pursuant to which cash collateral received by the Fund may be invested in a money market fund managed by the Investment Manager. The elimination of the Fund's current restriction on investments in other investment companies will permit the Fund to invest cash collateral in the Investment Manager's money market fund within the limits of the 1940 Act and the rules and interpretations thereunder and subject to the Investment Manager Order. The Investment Manager has represented to the Fund that the fees for its services under the program would be no higher than the fees charged by the Investment Manager for services of the same nature and quality provided to unaffiliated third parties. The Investment Manager has also represented to the Fund that it would not be cost-effective for the Fund to participate in a standalone securities lending program that does not involve the investment of cash collateral in the Investment Manager's money market fund.

     If stockholders approve Proposal 3.2, the Fund will be permitted to invest in investment companies other than the Investment Manager's money market fund for purposes other than the investment of cash collateral from securities loans. Although the Investment Manager has stated that it does not currently intend to make any such investments, it may do so in the future, subject to the limits of the 1940 Act and the rules and interpretations thereunder. The Fund's investment in the securities of another investment company will result in the layering of expenses, so that Fund stockholders will bear the expenses of the Fund and a proportionate share of the expenses of the other investment company.

BOARD RECOMMENDATION AND REQUIRED VOTE

     Approval of Proposals 3.1 and 3.2 by stockholders requires the affirmative vote of the holders of a majority of the Fund's outstanding shares on each Proposal. In this context, "majority" means the lesser of two votes: (1) 67% of the Fund's outstanding shares present at the Annual Meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, and
(2) more than 50% of all of the Fund's outstanding shares. If the stockholders fail to approve Proposals 3.1 and 3.2, the current fundamental policies will remain in effect.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE FOR THE APPROVAL OF PROPOSALS 3.1 AND 3.2.

STOCKHOLDER PROPOSALS FOR 2004 PROXY STATEMENT

     Stockholders wishing to submit proposals for inclusion in a proxy statement for the 2005 meeting of stockholders of the Fund should send their written proposals to the Fund, at 101 California Street, Suite 4100, San Francisco, California 94111, by January 28, 2005. The timely submission of a proposal does not guarantee its inclusion.

     The Fund may exercise discretionary voting authority with respect to stockholder proposals for the 2005 meeting of stockholders which are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address by April 7, 2005. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Annual Meeting or any adjournments or postponements thereof in accordance with their best judgment.

     Please complete and sign the enclosed proxy card and return it in the envelope provided so that the Annual Meeting may be held and action may be taken on the matters described in this Proxy Statement with the greatest possible number of shares participating. This will not preclude your voting in person if you attend the Annual Meeting.

                                          /s/ Maureen E. Kane

                                          Maureen E. Kane
June 1, 2004                              Secretary

                               INDEX OF EXHIBITS

EXHIBIT A:   AUDIT COMMITTEE CHARTER

EXHIBIT B:   MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT

EXHIBIT C:   MANAGEMENT FEE RATES FOR FUNDS ADVISED BY THE INVESTMENT
             MANAGER WITH SIMILAR INVESTMENT OBJECTIVES

                                   EXHIBIT A

                   MONTGOMERY STREET INCOME SECURITIES, INC.

                            AUDIT COMMITTEE CHARTER

     This document constitutes the Charter of the Audit Committee (the "Committee") of the Board of Directors of Montgomery Street Income Securities, Inc. (the "Fund"). The Committee was established by the Board of Directors of the Fund to provide oversight with respect to the accounting and financial reporting policies and practices of the Fund.

 1. Organization. The Committee shall be composed of three or more members of the Fund's Board of Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Fund, who do not accept directly or indirectly any consulting, advisory or other compensatory fees from the Fund or from the Fund's investment adviser(1) or its affiliates (except fees for services as a Director), and who satisfy any requirements with respect to independence, expertise and/or availability established by the exchange on which the Fund's shares are traded.

 2. Meetings. The Committee shall meet on a regular basis as necessary or appropriate and is empowered to hold special meetings as circumstances require.

 3. Committee Purposes.  The purposes of the Committee are as follows:

    (a) To review the Fund's accounting and financial reporting policies and practices, the Fund's internal controls over financial reporting (including disclosure controls and procedures) and, as the Committee deems appropriate, the internal controls over financial reporting of certain Fund service providers;

    (b) To review the quality, objectivity and integrity of the Fund's financial statements and the independent audit thereof;

    (c) To review the Fund's compliance with legal and regulatory requirements that relate to the Fund's accounting and financial reporting, internal controls over financial reporting, and independent audits;

    (d) To exercise direct responsibility for the appointment, compensation, retention and oversight of the work performed by the Fund's independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund, and, in connection therewith, to review the independent auditors' qualifications and independence; and

    (e) To act as a liaison between the independent auditors and the full Board of Directors; and

---------------------

(1) Deutsche Investment Management Americas Inc.

    (f) To prepare an audit committee report to be included in the Fund's annual proxy statement.

    The function of the Audit Committee is oversight; it is management's responsibility to maintain or arrange for the maintenance of appropriate systems for accounting and internal controls (including disclosure controls and procedures), and the auditor's responsibility to plan and carry out a proper audit.

 4. Duties and Powers. To carry out the purposes specified in Paragraph 3 above, the Committee shall have the following duties and powers:

    (a) To approve the selection, retention or termination of the independent auditors, to review and approve the terms and scope of the annual audit of the Fund and any special audits, and to approve the fees and other compensation to be paid to the independent auditors by or on behalf of the Fund;

    (b) To request and evaluate on an annual basis a formal written statement from the independent auditors delineating all significant relationships that the independent auditors have with the Fund and the investment adviser and its affiliates, and to consider whether the provision of non-audit services rendered by the independent auditors to the Fund and the Fund's investment adviser and its affiliates is compatible with the independent auditors' independence;

    (c) To obtain and review, at least annually, a report by the independent auditors describing: the audit firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Fund;

    (d) (i) To review and discuss with management and the independent auditors the Fund's annual audited financial statements and any interim financial statement, including management's discussion of the Fund's performance, and discuss any matters of concern relating thereto, including any adjustments to such statements recommended by the auditors, regulatory and tax compliance matters considered in the preparation of the financial statements, or other results of said audit(s); (ii) to review with the independent auditor any audit problems or difficulties and management's response; (iii) to consider the auditors' comments with respect to the Fund's financial policies and procedures, internal accounting controls and disclosure controls and procedures, and management's responses thereto; (iv) to review the form of the opinion the auditors propose to render to the Board of Directors and the shareholders of the Fund; (v) to review any other reports, representations or communications from the independent auditors regarding matters within the scope of the Committee's responsibilities under this Charter; and (vi) to consider, at the Committee's discretion, such other information that the Committee believes may be relevant to the audit and the Fund's financial policies and procedures, internal accounting controls and disclosure controls and procedures;

    (e) To determine whether to recommend to the Board of Directors that the Fund's audited financial statements be included in the Annual Report and to perform such additional functions as may be required under rules and regulations promulgated by the Securities and Exchange Commission and the New York Stock Exchange;

    (f) To meet separately, periodically, with management and with the independent auditors to discuss any matters that the Committee or such parties believe necessary or appropriate to raise, and to review and consider any reports or communications from any such parties relating to the operations of the Fund;

    (g) To establish procedures for the approval, in advance, of the engagement of the independent auditors to provide (i) audit or permissible non-audit services to the Fund, and (ii) non-audit services to the Fund's investment adviser (and any affiliate that provides services to the Fund) that relate directly to the Fund's operations and financial reporting;

    (h) To review, annually, with Fund management and the independent auditors, the Fund's disclosure controls and procedures, a report by Fund management covering any Form N-CSR filed, and any required certification of such filing, along with the results of Fund management's most recent evaluation of the Fund's disclosure controls and procedures; and

    (i) To establish procedures for the receipt, retention and treatment of complaints received by the Fund regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by officers of the Fund or employees of the investment adviser, administrator, principal underwriter, or any other provider of accounting related services to the Fund of concerns regarding suspected fraud of any type related to the Fund, including without limitation questionable accounting or auditing matters.

    (j) To report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

 5. Other Responsibilities. The Committee shall (i) discuss generally the Fund's policies with respect to risk assessment and risk management; (ii) set clear hiring policies for the Fund and the investment adviser with respect to employees or former employees of the independent auditors; (iii) review the Fund's policy with respect to earnings press releases, as well as to financial information and earnings guidance provided to analysts and rating agencies; and (iv) review, annually, the performance of the Committee.

 6. Role of Independent Auditors. The Fund's independent auditors are ultimately accountable to the Committee and must report directly to the Committee.

 7. Resources and Authority. The Committee shall have the resources and authority appropriate for purposes of discharging its responsibilities under this Charter, including the authority to engage independent counsel and/or to retain, at the Fund's expense, such experts or consultants as the Committee deems necessary or appropriate to fulfill such responsibilities.

 8. Periodic Review of Charter. The Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.

Amended as of May 13, 2004

                                   EXHIBIT B

                  MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                   MONTGOMERY STREET INCOME SECURITIES, INC.
                                      AND
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

     AGREEMENT made and effective as of the 15th day of August 2002 by and between Montgomery Street Income Securities, Inc., a Maryland corporation (hereinafter called the "Fund"), and Deutsche Investment Management Americas Inc. (hereinafter called the "Manager").

     WHEREAS, the Fund engages in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended; and

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940 and is engaged in the business of providing investment advice; and

     WHEREAS, the Fund desires to retain the Manager to render such services in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Manager desires to perform such services in the manner and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, this Agreement

                                  WITNESSETH:

     that in consideration of the foregoing and of the premises and covenants hereinafter contained, the Fund and the Manager agree as follows:

 1. The Fund hereby employs the Manager to provide investment advisory, statistical and research facilities and services, to supervise the composition of the Fund's portfolio, to determine the nature and timing of changes therein and the manner of effectuating such changes and to cause the purchase and sale of portfolio securities, subject to overall supervision by the Fund's Board of Directors, all for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided.

 2. The Manager shall, at its expense:

    (a) Furnish to the Fund research and statistical and other factual information and reports with respect to securities held by the Fund or which the Fund might purchase. It shall also furnish to the Fund such information as may be appropriate concerning developments which may affect issuers of securities held by the Fund or which the Fund might purchase or the business in which such issuers may be engaged. Such statistical and other factual information and reports shall include information and reports on industries, businesses, corporations and all types of securities which the Fund is empowered to purchase, whether or not the Fund has at any time any holdings in such industries, businesses, corporations or securities.

    (b) Furnish to the Fund, from time to time, advice, information and recommendations with respect to the acquisition, holding or disposal by the Fund of securities in which the Fund is permitted to invest in accordance with its investment objectives, policies and limitations ("Eligible Securities"), and subject to overall supervision of the Board of Directors of the Fund, arrange purchases and sales of Eligible Securities on behalf of the Fund.

    (c) Furnish to the Fund necessary assistance in, as reasonably requested by the Fund:

       (i) The preparation and filing of all reports (including Form N-SAR) now or hereafter required by Federal or other laws or regulations.

       (ii) The preparation and filing of prospectuses and registration statements (including Form N-2) and amendments thereto that may be required by Federal or other laws or by the rule or regulation of any duly authorized commission or administrative body. However, the Manager shall not be obligated to pay the costs of preparation, printing or mailing of prospectuses being used in connection with sales of the Fund's shares or otherwise, unless otherwise provided herein.

       (iii)  The preparation and filing of all proxy materials.

       (iv) Making arrangements for all Board and stockholders meetings and, to the extent requested by the Board of Directors of the Fund, participating in those meetings.

       (v) The preparation and filing of quarterly, semiannual and annual reports and other communications to stockholders.

       (vi) Responding to questions and requests from stockholders, the financial press and the financial services community.

       (vii) Providing data to the various publications and services which track fund performance.

       (viii) Providing information and reports to the New York Stock Exchange and any other exchange on which the Fund's shares are listed.

       (ix)  The valuation of the Fund's portfolio on a weekly basis.

       (x) The maintenance of the accounting records (including book and tax) of the Fund required by Federal and other laws and regulations.

       (xi) Providing information to and answering questions of the Fund's auditors.

       (xii) Monitoring the services, and reviewing the records, provided by the transfer agent and registrar, the dividend disbursing agent and the custodian.

    (d) Furnish the necessary personnel to provide the services set forth herein.

    (e) Furnish to the Fund office space at such place as may be agreed upon from time to time, and all necessary office facilities, basic business equipment, supplies, utilities, property casualty insurance and telephone service for managing the affairs and investments and keeping the general accounts and records of the Fund (exclusive of the necessary records of any transfer agent, registrar, dividend disbursing or reinvesting agent, or custodian), and arrange, if desired by the Board of Directors of the Fund, for officers or employees of the Manager to serve, without or with compensation from the Fund, as officers, directors or employees of the Fund.

    (f) Advise the Board of Directors of the Fund promptly of any change in any senior investment or administrative personnel providing services to the Fund.

 3. Subject to the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Manager may, through a sub-advisory agreement or other arrangement, delegate to any other company that the Manager controls, is controlled by, or is under common control with, or to specified employees of any such company, or to more than one such company, to the extent permitted by applicable law, certain of the Manager's duties enumerated in paragraph 2 hereof; provided, that the Manager shall continue to supervise the services provided by such companies or employees and any such delegation shall not relieve the Manager of any of its obligations hereunder.

    Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by the Manager under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the

    Manager, subject to the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the Investment Company Act.

 4. Except as otherwise expressly provided herein, the Fund assumes and shall pay or cause to be paid all costs and expenses of the Fund, including, without limitation: (a) all costs and expenses incident to: (i) the registration of the Fund under the Investment Company Act, or (ii) any public offering of shares of the Fund, for cash or otherwise, including those costs and expenses relating to the registration of shares under the Securities Act of 1933, as amended (the "Securities Act"), the qualification of shares of the Fund under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Fund and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar or any custodian appointed by the Fund for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of auditors (including preparation of tax returns); (d) the charges and expenses of any stock transfer, dividend agent or registrar appointed by the Fund; (e) broker's commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; (f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other governmental agencies; (g) the cost and expense of engraving or printing of stock certificates representing shares of the Fund; (h) fees involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions; (i) all expenses of stockholders' and directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semiannual and annual reports to stockholders; (j) fees and travel expenses of directors of the Fund who are not directors, officers or employees of the Manager or its "affiliates" (as defined in the Investment Company Act); (k) all fees and expenses incident to any dividend or distribution reinvestment program; (l) charges and expenses of outside legal counsel in connection with matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its stockholders, issuance of Fund shares, and registrations and qualifications of securities under Federal, state and other laws; (m) association dues; (n) interest payable on Fund borrowings; (o) fees and expenses incident to the listing of Fund shares on any stock exchange; (p) costs of information obtained from sources other than the Manager or its

    "affiliates" (as defined in the Investment Company Act) relating to the valuation of portfolio securities; and (q) postage.

 5. The Fund agrees to pay to the Manager, as full compensation for the services to be rendered and expenses to be borne by the Manager hereunder, an annual fee, payable monthly, equal to .50 of 1% of the value of the net assets of the Fund up to and including $100 million; .45 of 1% of the value of the net assets of the Fund over $100 million and up to and including $150 million; .40 of 1% of the value of the net assets of the Fund over $150 million up to and including $200 million; and .35 of 1% of the value of the net assets of the Fund over $200 million. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month; provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination, and the fee for such period and for the period from the effective date of this Agreement through the end of the month in which the effective date falls will be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee to the Manager shall be made within the ten days next following the day as of which such payment is so computed.

 6. (a) In the event the expenses of the Fund, including amounts payable to the Manager pursuant to paragraph 5 hereof (but excluding interest, taxes, brokerage commissions and extraordinary expenses, such as litigation expenses and the cost of issuing new shares), exceed one and one-half percent (1 1/2%) of the first thirty million dollars ($30,000,000) of the average net assets of the Fund, plus one percent (1%) of the average net assets of the Fund in excess of $30,000,000, in each case computed by dividing (i) the sum of the net asset values of the Fund as of the last business day of each week of such fiscal year or of each week during such fiscal year during which this Agreement was in effect, as the case may be, by (ii) the number of weeks of such fiscal year or the number of weeks (including a partial week) during which the Agreement is in effect during such fiscal year, as the case may be, the Manager shall pay to the Fund the amount of such excess as soon as practicable after the end of such fiscal year, and in all events prior to the publication of the annual report of the Fund for such fiscal year; provided, however, that the Manager shall not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such fiscal year.

    (b) At the end of each month of each fiscal year of the Fund, the Manager shall review the expenses of the Fund as outlined in subparagraph (a) of this paragraph 6 which have accrued to and including the period ending with such month and shall estimate such contemplated expenses to the end of such fiscal year. If, as a result of such review and estimate, it appears likely that the expense limitation provided for in subparagraph
        (a) of this paragraph 6 will be exceeded for such fiscal year, the Manager's fee for such month, as provided in paragraph 5 hereof, shall be reduced, subject to later adjustment, by an amount equal to a pro rata portion (prorated on the basis of the remaining months of the year including the month just ending) of the amount by which the sum of such expenses of the Fund for such fiscal year are expected to exceed the expense limitation.

    (c) If, for any fiscal year of the Fund ending on a date on which this Agreement is in effect, the expenses of the Fund which are includable within the expense limitation described in subparagraph (a) of this paragraph 6 (but reduced by an amount, if any, payable by the Manager pursuant to subparagraph (a) of this paragraph 6), exceed twenty-five percent (25%) of the gross income of the Fund for such fiscal year, the Manager will pay the amount of such excess to the Fund promptly and in all events prior to the publication of the Fund's annual report for such fiscal year; provided, however, that the Manager shall not be obligated to pay any amount to the Fund during any fiscal year in excess of the amount of the advisory fee for such fiscal year. For purposes of this subparagraph (c), "gross income of the Fund" shall include, but not be limited to, gains from the sale of securities, without offset or deduction for losses from the sale of securities, unpaid interest on debt securities in the Fund's portfolio, accrued to and including the last day of such fiscal year, and dividends declared but not paid on equity securities in the Fund's portfolio, the record dates for which fall on or prior to the last day of such fiscal year.

 7. The services of the Manager to the Fund are not to be deemed exclusive, and the Manager shall be free to engage in any other business or to render investment advisory or management services of any kind to any other corporation, firm, trust, individual or association, including any other investment company, so long as its services hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

 8. Subject to paragraph 9 hereof, the Manager shall not be responsible for any action of the Board of Directors of the Fund or any committee thereof in following or declining to follow any advice or recommendation of the Manager. The Manager shall be entitled to rely on express written instructions of the President or any Vice President of the Fund or of a majority of the Board of Directors of the Fund.

 9. Neither the Manager, nor any director, officer, agent or employee of the Manager shall be liable or responsible to the Fund or its stockholders except for willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties. The Fund will hold the Manager harmless against judgments, but not expenses of defense or settlements, rendered against the Manager which (a) result from specific actions or omissions by the Manager in respect of the performance of its obligations hereunder, which specific acts or omissions occur as a result of express written instructions of the President or any Vice President of the Fund or of a majority of the Board of Directors of the Fund, and (b) arise in actions in which there is an express finding that such specific acts or omissions did not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of its duty.

10. The Manager shall not be liable or responsible for any acts or omissions of any predecessor manager or of any other persons having responsibility for matters to which this Agreement relates, nor shall the Manager be responsible for reviewing any such acts or omissions. The Manager shall, however, be liable for its own acts and omissions subsequent to assuming responsibility under this Agreement as herein provided.

11. This Agreement shall remain in effect until July 31, 2003, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect from year to year thereafter provided its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities of the Fund or by vote of the Board of Directors of the Fund, and by a majority of the members of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, which vote must be cast in person at a meeting called for the purpose of voting on approval of the terms of this Agreement and its continuance; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Manager either by majority vote of the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Manager may terminate this Agreement without payment of penalty on sixty days' written notice to the Fund. All notices or communications hereunder shall be in writing and if sent to the Manager shall be mailed by first class mail, or delivered, or telegraphed or telexed and confirmed in writing to the Manager at 345 Park Avenue, New York, New York 10154, Attn:
    General Counsel, or at such other address as the Manager shall have communicated in writing to the Fund, and if sent to the Fund shall be mailed by first class mail, or delivered, or telegraphed or telexed and confirmed in writing to the Fund at 101 California Street, Suite 4100, San Francisco, California 94111, Attn: Fund Secretary, or at such other address as the Fund shall have communicated in writing to the Manager.

12. For purposes of this Agreement, a "majority of the outstanding voting securities of the Fund" shall be determined in accordance with the applicable provisions of the Investment Company Act.

13. This Agreement shall be construed in accordance with the laws of the State of California and the applicable provisions of the Investment Company Act. To the extent applicable law of the State of California, or any of the provisions herein, conflict with applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement.

                                          MONTGOMERY STREET INCOME
                                          SECURITIES, INC.

                                          By:      /s/ MAUREEN E. KANE
                                             -----------------------------------
                                             Maureen E. Kane, Vice President

                                          DEUTSCHE INVESTMENT MANAGEMENT
                                          AMERICAS INC.

                                          By:     /s/ CAROLINE PEARSON
                                             -----------------------------------
                                             Caroline Pearson, Managing Director

                                   EXHIBIT C

        MANAGEMENT FEE RATES FOR FUNDS ADVISED BY THE INVESTMENT MANAGER
                       WITH SIMILAR INVESTMENT OBJECTIVES

                            OBJECTIVE              FEE RATE(+)           NET ASSETS*
                            ---------              -----------           -----------
CLOSED-END FUNDS
Montgomery Street      High level of        0.500% to $100 million      $  203,580,915
  Income Securities,   current income       0.450% next $50 million
  Inc.                 consistent with      0.400% next $50 million
                       prudent investment   0.35% over $200 million(2)
                       risks through a
                       diversified
                       portfolio primarily
                       of debt securities.

Scudder High Income    Highest current      0.850% to $250 million      $  185,849,332
  Trust                income obtainable    0.750% over $250
                       consistent with      million(1)
                       reasonable risk
                       with capital gains
                       secondary.

Scudder Strategic      High current         0.850% of net assets(1)     $   45,784,126
  Income Trust         income.

                            OBJECTIVE              FEE RATE(+)           NET ASSETS*
                            ---------              -----------           -----------
OPEN END FUNDS
Scudder High Income    Highest level of     0.580% to $250 million      $2,625,394,911
  Fund                 current income       0.550% next $750 million
                       obtainable from a    0.530% next $1.5 billion
                       diversified          0.510% next $2.5 billion
                       portfolio of         0.480% next $2.5 billion
                       fixed-income         0.460% next $2.5 billion
                       securities which     0.440% next $2.5 billion
                       the fund's           0.420% over $12.5 billion
                       investment manager
                       considers
                       consistent with
                       reasonable risk. As
                       a secondary
                       objective, the fund
                       will seek capital
                       gain where
                       consistent with its
                       primary objective.

Scudder Income Fund    High income while    0.550% to $250 million      $  949,280,036
                       managing its         0.520% next $750 million
                       portfolio in a way   0.500% next $1.5 billion
                       that is consistent   0.480% next $2.5 billion
                       with the prudent     0.450% next $2.5 billion
                       investment of        0.430% next $2.5 billion
                       shareholders'        0.410% next $2.5 billion
                       capital.             0.400% over $12.5 billion

                            OBJECTIVE              FEE RATE(+)           NET ASSETS*
                            ---------              -----------           -----------
Scudder Short Term     High income while    0.450% to $1.5 billion      $1,090,542,567
  Bond Fund            managing its         0.425% next $500 million
                       portfolio in a way   0.400% next $1 billion
                       that is consistent   0.385% next $1 billion
                       with maintaining a   0.370% next $1 billion
                       high degree of       0.355% next $1 billion
                       stability of         0.340% over $6 billion
                       shareholders'
                       capital.

---------------------
*     The information provided in the chart is shown as of December 31, 2003.

(+) Unless otherwise noted, the investment management fee rates provided above are based on the average daily net assets of a fund. For Scudder High Income Fund, Scudder Income Fund, and Scudder Short Term Bond Fund, the Investment Manager has waived, reduced, or otherwise agreed to reduce its compensation under its applicable contract.

(1)   Based on average weekly net assets.

(2)   Based on average monthly net assets.

                   MONTGOMERY STREET INCOME SECURITIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                Annual Meeting of Stockholders -- July 16, 2004

The undersigned hereby appoints Richard T. Hale, Maureen E. Kane and Charles A. Rizzo, each with the power of substitution, as proxies for the undersigned, to vote all shares of Montgomery Street Income Securities, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the offices of the Fund, 101 California Street, Suite 4100, San Francisco, California 94111, on Friday, July 16, 2004 at 10:00 a.m., Pacific time, and at any adjournments or postponements thereof.

The undersigned hereby revokes any and all proxies with respect to such shares previously given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement relating to the Annual Meeting.

This instruction may be revoked at any time prior to its exercise at the Annual Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Annual Meeting.

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the undersigned's vote will be cast FOR Proposal 1, FOR Proposal 2, and FOR Proposals 3.1 and 3.2.

        PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.




              (Continued, and to be signed, on the reverse side.)

X  To vote, mark blocks
   below in blue or black
   ink as indicated at left

The Board of Directors of the Fund recommends that stockholders vote FOR the Proposals.

(1) To elect five Directors of   FOR all nominees       WITHHELD from
    the Fund to hold office      listed below (except   all nominees
    until the next Annual        as noted below)        listed below
    Meeting or until their
    respective successors          /___/                   /___/
    shall have been duly
    elected and qualified.

Nominees: Richard J. Bradshaw, Maryellie K. Johnson,
          Wendell G. Van Auken, James C. Van Horne,
          John T. Packard

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

-------------------------------------------------------


                                                                FOR     AGAINST      ABSTAIN
(2)   To approve the continuance of the Management and
      Investment Advisory Agreement for the Fund with          /___/     /___/        /___/
      Deutsche Investment  Management Americas Inc.
(3.1) To approve the modification of the fundamental
      investment policy regarding securities lending.          /___/     /___/        /___/
(3.2) To approve the elimination of the fundamental
      investment policy regarding investments in other         /___/     /___/        /___/
      investment companies.


The proxies are authorized to vote in their discretion on any other business which may properly come before the Annual
Meeting and any adjournments or postponements thereof.




                                        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
                                        ENVELOPE. NO POSTAGE IS REQUIRED.


                                        -------------------------------------------------------
                                                        (Signature of Stockholder)

                                        -------------------------------------------------------
                                                    (Signature of joint owner, if any)

                                        Dated __________________________________________ , 2004

                                        Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.